                                                                   EXHIBIT 99.2

       THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION.

   If you are in any doubt as to the action to be taken, you should seek your own financial advice immediately from your own appropriately authorized independent financial advisor. If you have sold or transferred all of your registered holdings of shares, please forward this document and all accompanying documents to the stockbroker, bank or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                          TENDER OF COMMON SHARES OF

                                      of

                                  INDIGO N.V.
                   (Not to be Used for Signature Guarantees)


   This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Exchange Offer (as defined below) if (i) certificates ("Share Certificates") evidencing common shares of Indigo N.V., a corporation organized under the laws of The Netherlands, par value NLG 0.04 per share (the "Shares"), are not immediately available; (ii) Share Certificates and all other required documents cannot be delivered to Computershare Trust Company of New York (the "Exchange Agent") prior to the Expiration Time (as defined in "The Exchange Offer--Timing of the Exchange Offer" in the Prospectus (as defined below)); or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, telex or facsimile transmission to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery" in the Prospectus.


                     THE EXCHANGE AGENT FOR THE OFFER IS:


                    COMPUTERSHARE TRUST COMPANY OF NEW YORK


                           By Facsimile Transmission

                       (for Eligible Institutions only):


                              Fax: (212) 701-7636



                      Confirm by Telephone (212) 701-7624



        BY MAIL:           BY OVERNIGHT COURIER:             BY HAND:
   Computershare Trust      Computershare Trust        Computershare Trust
   Company of New York      Company of New York        Company of New York
   Wall Street Station       Wall Street Plaza          Wall Street Plaza
      P.O. Box 1010      88 Pine Street, 19th Floor 88 Pine Street, 19th Floor
 New York, NY 10268-1010     New York, NY 10005         New York, NY 10005


                                 CITIBANK N.A.

                           By Facsimile Transmission

                             Fax: 44 207 508 3866

                     BY MAIL, OVERNIGHT COURIER AND HAND:


                                 Citibank N.A

                              5 Carmelite Street
                                London ECHY OPA
                           Attention: Exchange Team

   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.


   This form is not to be used to guarantee signatures. If a signature on the Election Form/Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Election Form/Letter of Transmittal.

Ladies and Gentlemen:


   The undersigned hereby tenders to Hewlett-Packard Erste Vermogensverwaltungs- und Beteiligungsgesellschaft mbH, a German corporation and an indirect subsidiary of Hewlett-Packard Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus, dated February 14, 2002 (the "Prospectus"), and the related Election Form/Letter of Transmittal (which, together with any amendment or supplements thereto, collectively constitute the "Exchange Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery" in the Prospectus.


----------------------------------------
Number of Shares:

--------------------------------------------------------------------------------
Certificate Nos. (If Available):

--------------------------------------------------------------------------------
Check box if Shares will be delivered by book-entry transfer:

[_] The Depository Trust Company

Account No.
         -----------------------------------------------------------------------

Date:         , 200

----------------------------------------

----------------------------------------
Name(s) of Record Holders:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            (PLEASE TYPE OR PRINT)

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
Zip Code

--------------------------------------------------------------------------------
Area Code and Telephone No.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Signature(s) of Holder(s)

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                                      2

                           ELECTION OF CONSIDERATION


   Each holder of tendered Shares has the right to specify (an "Election") (i) the number of tendered Shares that such holder desires to have exchanged pursuant to the Exchange Offer set forth in the Prospectus and the Election Form/Letter of Transmittal; and (ii) whether such holder elects to receive for all of such holder's tendered Shares (a) the fixed offer price, which consists of shares of Hewlett-Packard Company ("HP") common stock, as described in the Prospectus (the "Fixed Offer Price Election"), or (b) the contingent offer price, which consists of a combination of shares of HP common stock and non-transferable contingent value rights, as described in the Prospectus (the "Contingent Offer Price Election"), with each such election subject to the allocation mechanism and limitations described under "The Exchange Offer--Limited Availability of the Fixed Offer Price and Contingent Offer Price" in the Prospectus and the provisions relating to fractional shares described under "The Exchange Offer--Cash Instead of Fractional Shares of HP Common Stock" in the Prospectus.


   So long as the provisions of the Guarantee below are complied with and subject to the limitations referred to above, (i) each tendered Share for which a valid Fixed Offer Price Election has been received and each tendered Share as to which a valid Election is not in effect at the Expiration Time will be exchanged for the fixed offer price in the Exchange Offer; and (ii) each tendered Share for which a valid Contingent Offer Price Election has been received will be exchanged for the contingent offer price in the Exchange Offer. ACCORDINGLY, TO THE EXTENT THAT YOU FAIL TO MAKE AN ELECTION BELOW FOR ANY SHARES TENDERED HEREBY, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE THE FIXED OFFER PRICE FOR ALL OF THE SHARES THAT YOU TENDERED, SO LONG AS THE PROVISIONS OF THE GUARANTEE BELOW ARE COMPLIED WITH AND SUBJECT TO THE LIMITATIONS REFERRED TO ABOVE. Your tender of Shares is irrevocable, except that Shares tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the expiration date of the Exchange Offer, as it may be extended, as described in "The Exchange Offer--Withdrawal Rights" in the prospectus. Any Shares properly withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer.

   SEE THE SECTION IN THE PROSPECTUS ENTITLED "THE EXCHANGE OFFER--ELECTION PROCEDURES" AND THE "INSTRUCTIONS FOR MAKING CONSIDERATION ELECTIONS" FOUND IN THE LETTER OF TRANSMITTAL/ELECTION FORM FOR A DESCRIPTION OF THE ELECTION PROCEDURES.

   CHECK ONLY ONE OF THE BOXES BELOW. You may make a Fixed Offer Price Election or a Contingent Offer Price Election as to all of the Shares that you are tendering hereby:

   [_] FIXED OFFER PRICE ELECTION, pursuant to which each of the Shares tendered hereby will be exchanged for $7.50, subject to adjustment, in common stock of Hewlett-Packard Company, subject to the limitations and procedures set forth in the Prospectus, is made as to all of the Shares tendered pursuant to this Notice of Guaranteed Delivery.

   [_] CONTINGENT OFFER PRICE ELECTION, whereby each of the Shares tendered hereby will be exchanged for $6.00, subject to adjustment, in common stock of Hewlett-Packard Company and one non-transferable contingent value right, subject to the limitations and procedures set forth in the Prospectus, is made as to all of the Shares tendered pursuant to this Notice of Guaranteed Delivery.


   THE TAX CONSEQUENCES TO HOLDERS OF SHARES WILL VARY DEPENDING UPON, AMONG OTHER THINGS, WHICH ELECTION IS MADE. FOR INFORMATION AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN ELECTION, SEE "SPECIAL FACTORS--EFFECTS
OF THE EXCHANGE OFFER; PLANS OR PROPOSALS AFTER THE EXCHANGE OFFER--UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER" IN THE PROSPECTUS.

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)


   The undersigned, a firm which is a member in good standing of the Securities Transfer Agents Medallion Program, the Stock Exchange Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, or is an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Eligible Institution"), hereby guarantees to deliver to Computershare Trust Company of New York either Share Certificates evidencing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into Computershare's account at The Depository Trust Company, in either case together with delivery of a Election Form/Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any signature guarantees or an agent's message (as defined in the Prospectus), and any other required documents, all within three New York Stock Exchange trading days of the date hereof. A "trading day" is any day on which the New York Stock Exchange is open for business.



   The Eligible Institution that completes this form must communicate the guarantee to Computershare and must deliver the Election Form/Letter of Transmittal and Share Certificates to Computershare within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.



---------------------------------------      --------------------------------------
NAME OF FIRM                                 TITLE

---------------------------------------      --------------------------------------
AUTHORIZED SIGNATURE                         ADDRESS                       ZIP CODE

Name:
     ----------------------------------      --------------------------------------
         PLEASE TYPE OR PRINT                AREA CODE AND TELEPHONE NO.

    DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

                  SHARE CERTIFICATES SHOULD BE SENT WITH YOUR

                     ELECTION FORM/LETTER OF TRANSMITTAL.



                                                          Dated:         , 2002


                                      4